Exhibit 10.56

Management and Operations Agreement
Amended and Restated
As of January 1, 2005

MANAGEMENT AND OPERATIONS AGREEMENT
AMENDED AND RESTATED
As of January 1, 2005

     This Management and Operations Agreement Amended and Restated effective as of 12:01 a.m., Eastern Standard Time, January 1, 2005 (the “Agreement”) is by and among State Automobile Mutual Insurance Company, an Ohio corporation (“Mutual”), State Auto Financial Corporation, an Ohio corporation (“State Auto Financial”), State Auto Property and Casualty Insurance Company, a South Carolina corporation (“State Auto P&C”), State Auto National Insurance Company, an Ohio corporation (“National”), Milbank Insurance Company, a South Dakota corporation (“Milbank”), State Auto Insurance Company of Ohio, an Ohio corporation (“SA OH”), Meridian Security Insurance Company, an Indiana corporation (“Meridian”), Meridian Citizens Mutual Insurance Company, an Indiana corporation (“Citizens”), Meridian Insurance Group, Inc., an Indiana corporation (“MIGI”), Farmers Casualty Insurance Company, an Iowa corporation (“Farmers”), Stateco Financial Services, Inc., an Ohio corporation (“Stateco”), Strategic Insurance Software, Inc., an Ohio corporation (“S.I.S.”), and 518 Property Management and Leasing, LLC, an Ohio limited liability company (“518 PML”).

Background Information

A. Mutual is a property and casualty insurance company which owns approximately 65% of the outstanding common shares of State Auto Financial. MIGI is a holding company and a wholly owned subsidiary of Mutual. Citizens, a property and casualty insurance company, is associated with Mutual through Citizens’ affiliation agreement with MIGI. Mutual indirectly owns 100% of Meridian, a property and casualty insurance company wholly owned by MIGI. For purposes of this Agreement, Mutual, Meridian, Citizens and MIGI are hereinafter collectively referred to as the “Mutual Group.” State Auto Insurance Company of Wisconsin, a Wisconsin domiciled property and casualty insurance company (“SA WI”), and State Auto Florida Insurance Company, a Florida domiciled property and casualty insurance company (“SA FL”), are wholly owned by Mutual, but each has signed its own management agreement with Mutual and State Auto P&C.

B. State Auto P&C, Milbank, Farmers, SA OH, National, Stateco, and S.I.S. are wholly owned subsidiaries of State Auto Financial. State Auto Financial also indirectly owns 518 PML, whose sole members are Stateco and State Auto P&C. State Auto P&C, National, SA OH, Milbank, and Farmers are property and casualty insurance companies. Stateco provides investment management services to all its insurance company affiliates and STFC. 518 PML is engaged in the business of managing and leasing real and personal property whose present customers are affiliated companies. S.I.S. is engaged in the business of writing and servicing agency management software products, among other software products. It derives revenue from sales of software products to third-party insurers, agents, and one or more of its insurer affiliates. For purposes of this Agreement, State Auto P&C, Milbank, Farmers, SA OH, National, Stateco, S.I.S. and 518 PML are hereinafter collectively referred to as the “State Auto Financial Group.” The State Auto Financial Group and Mutual Group are hereinafter collectively referred to as the “State Auto Companies” and individually as a “State Auto Company.”

C. Mutual, Meridian, Citizens, SA WI, SA FL, State Auto P&C, Milbank, Farmers, and SA OH, participate in the current pooling arrangement effected through the Reinsurance Pooling Agreement Amended and Restated as of January 1, 2005 (the “2005 Pooling Agreement”). Pursuant to the 2005 Pooling Agreement, each of State Auto P&C, Milbank, Farmers, SA OH,

Meridian, Citizens, SA WI and SA FL cedes all of its insurance business to Mutual and in turn assumes a percentage of the combined business of all those companies. Under the 2005 Pooling Agreement the pool participants and their respective percentages are: Mutual – 19.5%, Meridian – 0.0%, Citizens – 0.5%, SA WI 0.0%, SA FL, 0.0%, State Auto P&C – 59%, Milbank – 17%, , Farmers - 3%, and SA OH- 1%.

D. Since January 1, 2000, there has been in place a Management and Operations Agreement (the “2000 Management and Operations Agreement”) under which State Auto P&C has provided “management and operations services” as defined therein to State Auto Financial, Mutual, Milbank, SA OH, National, Stateco, S.I.S., and 518 PML. Such management and operations services have been provided by individuals who are employees of State Auto P&C. Under the 2000 Management and Operations Agreement, Mutual has acted as common paymaster/common agent and provided certain facilities these companies require to operate their businesses.

E. With this Agreement, Mutual, Meridian, Citizens, Milbank, Farmers, SA OH, National, State Auto Financial, Stateco, S.I.S., 518 PML, and MIGI (collectively, the “Managed Companies,” individually, a “Managed Company”) will require substantially all of the services of the employees of State Auto P&C including without limitation, executive, managerial, supervisory, administrative, technical, professional, and clerical services necessary or appropriate in the operation of their respective businesses (collectively referred to hereafter as “Management and Operations Services”), and each of the Managed Companies will rely on Mutual to provide certain facilities needed to conduct their respective businesses. State Auto Financial, S.I.S., Stateco, MIGI and 518 PML, all the Managed Companies that are not insurance companies under applicable law, are hereinafter collectively referred to as the “Service Companies” and individually as a “Service Company.” The Service Companies provide essential support services to the Managed Companies, the costs for which are allocated as described in this Agreement.

F. With this Agreement, the parties hereto desire to amend and restate the 2000 Management and Operations Agreement, in the form of this Agreement, and formalize the operating relationship with those State Auto Companies that were not parties to the 2000 Management and Operations Agreement, namely Meridian, Citizens, MIGI and Farmers. Upon the effectiveness of this Agreement, the existing management and operations agreements for Meridian, Citizens, MIGI and Farmers shall terminate, specifically the Farmers Casualty Insurance Company Mid-Plains Insurance Company Management Agreement Amended and Restated as of January 1, 2000; the 2002 Management Services Agreement among MIGI, Meridian, Citizens, and State Auto P&C; and the 2002 Sharing Agreement among MIGI, Meridian, Citizens, State Auto P&C and Mutual.

STATEMENT OF AGREEMENT

     The parties hereby acknowledge the accuracy of the above Background Information and in consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND, hereby agree as follows:

1. Amendment and Restatement. - Upon this Agreement becoming effective, the 2000 Management and Operations Agreement is amended and restated as set forth herein and the relationship among the parties hereto shall be governed by this Agreement.

2. Engagement and Term - On the terms and subject to the conditions described in this Agreement, the Managed Companies hereby engage State Auto P&C, and State Auto P&C hereby accepts such engagement, to provide Management and Operations Services to the Managed Companies as any of such Managed Companies requires to operate its business.

     Any of State Auto P&C’s employees may also serve as directors or officers of any of the State Auto Companies, notwithstanding that such persons may also be officers or directors of State Auto P&C or other affiliates. State Auto P&C shall also be entitled to continue using its employees to conduct all of its business operations, notwithstanding that such persons will be performing services for other State Auto Companies as well.

     To the extent reasonably possible, the parties shall jointly utilize State Auto P&C’s employees in a cooperative manner and consistent with the business interests and needs of the State Auto Companies. State Auto P&C shall direct its employees performing such services for each of the Managed Companies to use their best efforts to promote the general interests and economic welfare of each of the Managed Companies to the same extent as such employees provide to State Auto P&C.

     The term of State Auto P&C’s engagement under this Agreement shall begin on the date of this Agreement and shall end, unless sooner terminated in accordance with the provisions of Section 9 below, on the tenth anniversary of this Agreement. This Agreement shall be automatically renewed for successive ten-year periods upon the same terms and conditions contained in this Agreement, unless and until terminated as described in Section 9 below.

3. Authority and Duties of State Auto P&C - In providing Management and Operations Services, State Auto P&C, acting through its employees, shall be responsible for performing all organizational, operational, and management functions of each of the Managed Companies. State Auto P&C shall use its reasonable efforts to operate each Managed Company’s business efficiently and in accordance with the reasonable guidelines and policies which may be established from time to time by the board of directors of each of the Managed Companies. State Auto P&C shall have all authority necessary to carry out its duties under this Agreement and shall act as an agent of each of the Managed Companies. Without limiting the generality of the foregoing, State Auto P&C’s duties under this Agreement shall include the following:

     (a) Management and Administration of Insurance Operations - State Auto P&C shall operate, administer, and manage the day-to-day insurance business operations of each of the Managed Companies engaged in the insurance business, in accordance with the underwriting, claims and any other reasonable guidelines of such companies which may be in effect or established from time to time by the board of directors of such companies. The management and administration of each such insurer’s business operations by State Auto P&C shall include, without limitation, appointment and termination of agencies, underwriting of insurance risks, investigation and settlement of claims and arrangement of reinsurance. State Auto P&C shall use the same degree of care in acting on behalf of such insurers as the degree of care it uses in connection with the conduct of its insurance business operations.

     (b) Management and Administration of Non-Insurance Operations of the Service Companies - State Auto P&C through its employees, will perform Management and Operations Services for each of the other Managed Companies which are Service Companies in accordance with the policies and guidelines which each of such companies’ board of directors may establish from time to time. State Auto P&C will use the same degree of care in acting on behalf of these companies as it uses in connection with the conduct of its own business operations.

     (c) Employees - State Auto P&C shall provide each Managed Company with all executive, managerial, supervisory, administrative, technical, clerical, professional, and other personnel as may be necessary or desirable for the operation and administration of each Managed Company’s business. State Auto P&C shall direct its employees, in performing such services for each Managed Company, to use their best efforts to promote the general interests and economic welfare of each Managed Company, in the same manner as such employees utilize when providing service to State Auto P&C.

     (d) Employees and Payroll - The employees provided by State Auto P&C to each Managed Company under this Agreement shall be employed as employees of State Auto P&C and not of any of the Managed Companies. Notwithstanding the foregoing, Mutual shall continue to act as the common paymaster of all such employees providing services to any State Auto Company. As common paymaster, Mutual shall be responsible for filing information and tax returns and issuing tax and other payroll forms and reports with respect to wages paid to the employees employed by State Auto P&C and provided to each Managed Company.

4. Provision of Facilities and Expense Payments - During the term of this Agreement, Mutual shall provide State Auto P&C and each of the other Managed Companies with such data processing equipment, office supplies and equipment, furniture and fixtures, automobiles and such other items of tangible personal property as each of such Managed Companies may require or desire for the operation of its business. Utilizing the employees of State Auto P&C, Mutual shall act as agent for each of the Managed Companies and, to the extent necessary for the purposes of its business, in collecting and disbursing funds due to any Managed Company, and in paying expenses and other operating costs of the facilities used by such parties except for those expenses paid directly by any such Managed Company from its own accounts.

5. Board of Directors’ Control - The officers of State Auto P&C and of each of the Managed Companies shall be subject to the authority of their respective boards of directors, provided, however, it is understood that such officers have contractual obligations under this Agreement to State Auto P&C and the other Managed Companies party to this Agreement. Each Managed Company and State Auto P&C may appoint or elect as its officers those persons who hold offices in any other State Auto Company or any other affiliate, subject at all times to the power of each company’s respective board of directors to appoint, elect, or remove its officers in accordance with its respective articles or certificate of incorporation, code of regulations or by-laws, and other governing documents, statutes, or rules of law applicable to each respective company.

6. Allocation of Costs and Expenses - All out-of-pocket expenses incurred for goods or services from third-party vendors or other unrelated parties which are identifiable to a particular State Auto Company, including without limitation, director’s fees, legal fees, audit fees, stock transfer expenses, travel expenses, stationery, supplies and items of a similar nature, shall be charged to the State Auto Company for whose benefit such costs or expenses were incurred, and to the extent any of these expenses are subject to the 2005 Pooling Agreement, they shall be shared among the parties to the 2005 Pooling Agreement in accordance with its terms. Expenses shall be apportioned in accordance with SSAP No. 70 “Allocation of Expenses.” The books, accounts, and records shall be so maintained as to clearly and accurately disclose the nature and details of the transactions including such accounting information as is necessary to support the expenses apportioned to the respective parties.

All costs and expenses incurred by State Auto P&C for the employees, equipment, facilities and other items shared by the parties pursuant to this Agreement shall be allocated among the parties to this Agreement as follows:

     (a) Insurance Losses, Loss Adjustment Expenses and Underwriting Expenses of Mutual, Meridian, Citizens, State Auto P&C, Milbank, Farmers, and SA OH - All insurance losses, loss adjustment expenses and underwriting expenses of Mutual, Meridian, Citizens, State Auto P&C, Milbank, Farmers, and SA OH (hereafter the “Pooled Companies”), as computed under the statutory accounting principles used by State Auto P&C from time to time, including, but not limited to, all related claim adjustment services, commissions and brokerage expenses, salaries and employee relations and welfare expenses and all other loss adjustment and other underwriting expenses to be reflected in the annual statement to be filed with state insurance authorities, shall be shared by each of the Pooled Companies in accordance with the provisions of the pooling arrangement as in effect through the 2005 Pooling Agreement. It is understood and acknowledged that the percentages by which such losses and expenses are shared under the 2005 Pooling Agreement and other provisions of the 2005 Pooling Agreement may be changed from time to time under procedures outlined in the 2005 Pooling Agreement. It is further understood and agreed that while SA WI and SA FL are parties to the 2005 Pooling Agreement, each is a party to a separate management agreement with State Auto P&C and State Auto Mutual, each of which contains provisions substantially similar to this section 6(a).

     (b) Expenses of State Auto Financial, Stateco, S.I.S., 518 PML and MIGI, - The salary expenses attributable to State Auto P&C employees performing services for the Service Companies, in the course of such Service Company providing services to any Managed Company under this Agreement, shall be reimbursed to State Auto P&C by each of these companies based on an allocation of the time these individuals spend on behalf of each of the Service Companies. In addition, each of the Service Companies shall reimburse State Auto P&C for the expense of services provided to it by State Auto P&C including, without limitation, payroll taxes, benefits, overhead, and rent based on a percentage of the aforesaid salary expenses to be determined annually by State Auto P&C in an amount that reasonably reflects the actual costs of the aforesaid items. The expense of such services performed by S.I.S. shall be allocated pursuant to SSAP #70, as described above. The parties understand and agree Stateco has in place Investment Management Agreements with the insurers party to this Agreement.

     (c) Insurance Losses, Loss Adjustment Expenses and Underwriting Expenses of National - All insurance losses, loss adjustment expenses and underwriting expenses of National, as computed under the statutory accounting principles used by National from time to time shall be paid by National. Underwriting expenses include, without limitation, expenses for State Auto P&C employees providing services on behalf of National for only part of their time, which expenses shall be allocated to National in proportion to the amount of time those employees spend on National’s behalf in accordance with statutory accounting principles used by National from time to time.

     (d) Pension and Benefit Expenses - Each of the members of State Auto Financial Group and the Mutual Group, is designated as a participating company under the State Auto Insurance Companies Employees’ Retirement Plan, and any other applicable benefit plans provided by any State Auto Company for the employees of State Auto P&C (the “Plans”). Each of the Pooled Companies share of pension and benefit expenses under the Plans for employees of State Auto P&C providing services to each of such insurers shall be allocated and paid pursuant to the 2005 Pooling Agreement and their percentage shares of all obligations of the Plans’ sponsors under the Plans shall equal their percentage shares under the 2005 Pooling Agreement, as changed from time to time. State Auto Financial’s, Stateco’s, S.I.S.’, 518 PML’s, MIGI’s and National’s share of pension and benefit expenses under the Plans for employees of State Auto P&C shall be allocated to the respective company based on the percentage of payroll expenses attributable to each such company.

     (e) Real Estate Expenses - State Auto P&C, National, MIGI, State Auto Financial, Stateco, and 518 PML currently are provided office space by Mutual in offices located at 518 East Broad Street, Columbus, OH, and 2955 North Meridian Street, Indianapolis, IN. In addition, State Auto P&C and National are provided office space in Milbank’s office at 107 Flynn Drive, Milbank, SD. National, State Auto Financial, Stateco, and 518 PML are charged for part of the rent expense for Milbank’s office. The amount of rent Mutual and Milbank charge National, MIGI, State Auto Financial, Stateco, and 518 PML shall be based upon the percentage that the total salaries (including a benefits factor) paid to individuals performing services for any of such entities bears to the aggregate of all salaries for State Auto P&C times the total rent expenses for the State Auto Companies for the location at 518 East Broad Street, Columbus, OH, 2955 North Meridian Street, Indianapolis, IN, and Milbank, SD, as aforesaid, in accordance with statutory accounting principles. The rent expense incurred by each of the Pooled Companies for other office locations owned by Mutual (Indianapolis, IN, Cincinnati, OH and Cleveland, OH) and for the Milbank office is an underwriting expense subject to the 2005 Pooling Agreement.

     Notwithstanding the foregoing allocations to the contrary, if a State Auto Company which is not currently participating in the 2005 Pooling Agreement, hereafter begins participating in such 2005 Pooling Agreement as amended from time to time, then expenses subject to the 2005 Pooling Agreement shall be allocated among that company and the other pooling arrangement participants in the same manner as expenses are allocated between the Pooled Companies as set forth above.

7. Payments for Services - All amounts due under this Agreement shall be due and payable by the respective company within fifteen days after request for payment from the party to be paid.

8. Conflicts of Interest - The parties hereby acknowledge that, due to the common management of the Mutual Group and the State Auto Financial Group, conflicts of interest may arise with respect to business opportunities available to such companies. In order to deal with such conflicts of interest on an equitable basis, the guidelines incorporated in the Charter of the Mutual Independent Committee (as defined below) and the Financial Independent Committee (as defined below), which respective Charters are hereby incorporated by this reference, shall be used to determine which company may avail itself of a business opportunity.

     (a) As used herein, Mutual Independent Committee shall mean a committee established by the Board of Directors of Mutual and comprised solely of persons who are not, and during the past three years have not been, directors, officers or employees of companies in the State Auto Financial Group or employees of Mutual or any wholly owned subsidiary of Mutual. The Mutual Independent Committee members shall also represent the interests of all wholly owned subsidiaries of Mutual (together with Mutual, each “a Mutual Company” and, collectively, the “Mutual Companies”).

     (b) As used herein, Financial Independent Committee shall mean a committee established by the Board of Directors of State Auto Financial and comprised solely of persons who are not, and during the past three years have not been, directors, officers or employees of Mutual or any wholly owned subsidiary of Mutual or employees of any company in the State Auto Financial Group. The Financial Independent Committee members shall also represent the interests of all subsidiaries of Financial (together with Financial, each “a Financial Company” and, collectively, the “Financial Companies”).

9. Termination – This Agreement may be terminated prior to the end of the initial term, or any renewal thereof, as follows:

     (a) By any of the Managed Companies, at its option, at any time after a “Change in Control” or “Potential Change in Control” (as defined below) of State Auto Financial.

     (b) At the end of the term then in effect by any of the parties upon advance written notice to the other parties at least two years prior to the end of the term then in effect (provided that such termination shall only relate to the Company giving notice and shall not terminate the Agreement with respect to any of the other parties unless they also give notice of termination of at least two years prior to the end of the term then in effect).

     (c) Automatically, with respect to a party, if that party files a voluntary petition in bankruptcy, applies for or consents to the appointment of a receiver, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, files a petition or answer seeking a reorganization or arrangement with creditors under any insolvency law, files an answer admitting the material allegations of a petition filed in any bankruptcy or reorganization proceeding, or if a decree of any court is entered adjudging the party to be bankrupt or approving a reorganization or arrangement under any insolvency law (which decree is not set aside within ninety days after it is entered), (provided that such termination shall only relate to the Company subject to the foregoing event or action and shall not terminate the Agreement with respect to any of the other parties unless they also give notice of termination within thirty days of the event that causes the automatic termination for another party).

     For purposes of this section, a “Change in Control” means the happening of any of the following:

     (i) When any “person” as defined in Section 3 (a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding State Auto Financial and any subsidiary and any employee benefit plan sponsored or maintained by State Auto Financial or any subsidiary (including any trustee or such plan acting as trustee) and excluding Mutual, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act, as amended from time to time), of securities of State Auto Financial representing 20% or more of the combined voting power of the then outstanding securities;

     (ii) When, during any period of twenty-four consecutive months during the effectiveness of this Agreement, the individuals who, at the beginning of such period, constitute the board of directors of State Auto Financial (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four month period shall be deemed to have satisfied such twenty-four month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four month period) or by prior operation of this paragraph; or

     (iii) The occurrence of a transaction requiring shareholder approval for the acquisition of State Auto Financial by an entity other than Mutual or a subsidiary of State Auto Financial through purchase of assets, by merger or otherwise.

     For purposes of this section, a “Potential Change in Control” means the happening of any one of the following:

     (i) The approval by shareholders of an Agreement by State Auto Financial, the consummation of which would result in a Change in Control of State Auto Financial as defined above; or

     (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than State Auto Financial or a subsidiary or any employee benefit plan sponsored or maintained by State Auto Financial or any subsidiary (including any trustee of such plan acting as such trustee) of securities of State Auto Financial representing 5% or more of the combined voting power of State Auto Financial’s outstanding securities and the adoption by the board of directors of State Auto Financial of a resolution to the effect that a Potential Change in Control of State Auto Financial has occurred for purposes of this Agreement.

10. Arbitration - Any and all disagreements or controversies arising with respect to this Agreement, whether during or after the term of State Auto P&C’s engagement under this Agreement, shall be settled by binding arbitration by a panel of three arbitrators, one selected by Mutual on behalf of any member of the Mutual Group, one selected by State Auto Financial on behalf of any member of the State Auto Financial Group, and the third to be selected by the mutual agreement of the first two arbitrators. The arbitration shall be held, and the award made, in Franklin County, Ohio, pursuant to the Ohio Arbitration Law (Ohio Revised Code Chapter 2711 or any law of similar tenor or effect that hereafter is enacted). All fees of the arbitrators shall be borne equally by the parties to the arbitration.

11. Complete Agreement – This document contains the entire amended and restated agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter, including without limitation, the 2000 Management and Operations Agreement and all previous amendments thereto. No changes to this Agreement shall be made or be binding on any party unless made in writing and signed by each party to this Agreement.

12. No Third Party Benefit - This Agreement is intended for the exclusive benefit of the parties to this Agreement and their respective successors and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

13. Captions - The captions of the various sections of this Agreement are not part of the content or context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

14. Force Majeure - Notwithstanding any provision of this Agreement to the contrary, any party’s obligations under this Agreement shall be excused if and to the extent that any delay or failure to perform such obligations is due to fire or other casualty, material shortages, strikes or labor disputes, acts of God, or other causes beyond the reasonable control of such party.

15. Amendments - This Agreement may be amended by the parties, upon authority of their officers without specific director approval, if such amendment is solely for the purpose of clarification and does not change the substance of this Agreement and the parties have obtained an opinion of legal counsel to that effect. Additionally, any present or future subsidiary or affiliate of Mutual or State Auto Financial may be added as a party to this Agreement by an amendment entered into by Mutual, State Auto Financial and the new party, after approval of the Independent Committee of each of Mutual and State Auto Financial and the directors of each and of the new party. Except as otherwise specifically provided in this section of the Agreement, all other amendments to this Agreement must be presented to the Independent Committee of Mutual and of State Auto Financial and be approved by the directors of each Company pursuant to the procedures set forth in Section 8.

16. Successors - No party may assign any of its rights or obligations under this Agreement without the written consent of all other parties to this Agreement, which consent may be arbitrarily withheld by any such party. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this Agreement.

17. Access to Records – The parties hereto understand and agree that each shall have such access to the records of the other as is necessary to confirm that this Agreement is being properly administered and applied, provided that such access is achieved in compliance with laws protecting the privacy of insureds and claimants. It is further understood and agreed that the parties will permit regulators with jurisdiction to have such access to such records, as and to the extent required by law.

In Witness whereof, each of the parties hereto has subscribed its name below.

Date   May 3, 2005

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ Robert H. Moone

Robert H. Moone, President

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Robert H. Moone

Robert H. Moone, President

STATE AUTO PROPERTY AND CASUALTY INSURANCE
COMPANY

By:	/s/ Robert H. Moone

Robert H. Moone, President

STATE AUTO NATIONAL INSURANCE COMPANY

By:	/s/ Robert H. Moone

Robert H. Moone, President

STATE AUTO INSURANCE COMPANY OF OHIO

By:	/s/ Robert H. Moone

Robert H. Moone, President

FARMERS CASUALTY INSURANCE COMPANY

By:	/s/ Robert H. Moone

Robert H. Moone, President

MERIDIAN SECURITY INSURANCE COMPANY

By:	/s/ Robert H. Moone

Robert H. Moone, President

MERIDIAN CITIZENS MUTUAL INSURANCE COMPANY

By:	/s/ Robert H. Moone

Robert H. Moone, President

MERIDIAN INSURANCE GROUP, INC.

By:	/s/ Robert H. Moone

Robert H. Moone, President

STATECO FINANCIAL SERVICES, INC.

By:	/s/ Robert H. Moone

Robert H. Moone, President

MILBANK INSURANCE COMPANY

By:	/s/ Robert H. Moone

Robert H. Moone, President

STRATEGIC INSURANCE SOFTWARE, INC.

By:	/s/ Robert H. Moone

Robert H. Moone, President

518 PROPERTY AND MANAGEMENT LEASING, LLC

By:	/s/ Robert H. Moone

Robert H. Moone, President